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                                                                   Exhibit 10.25


                                  ADDENDUM NO 3


                                     to the

       Development Agreement of 23.12.1996 regarding the development of a
              Tunable Laser Source Module, amended by an Addendum 1
                   of 30.10.1997 and an Addendum 2 of 10.12.99





                                 by and between






                      AGILENT TECHNOLOGIES DEUTSCHLAND GMBH
                              Herrenberger Str. 130

                                 71034 Boblingen

                                     Germany



                      hereinafter referred to as "AGILENT"



                                       and



                                 NEW FOCUS INC.
                                 2630 Walsh Ave.

                                 Santa Clara CA

                                     U.S.A.



                     hereinafter referred to as "New Focus"

                                   12/19/2000



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     WHEREAS, New Focus developed a tunable laser module for AGILENT known as the "Happy module" under the Development Agreement of 23.12.1996, amended of 30.10.1997 (hereinafter "the Development Agreement").

     WHEREAS, the parties wish to develop a version of this module that provides more power, referred to hereinafter as the "TL1502 Module" as well as an L-band version, referred to hereinafter as the "TL1601 Module" (together hereinafter called "Monet Module").


      NOW THEREFORE, the parties agree as follows:


1.  DEVELOPMENT AGREEMENT AND THIS ADDENDUM

    If not expressly stated to the contrary herein, all provisions set forth in the Development Agreement of 23.12.1996 ,the Addendum 1 of 30.10.1997 and the Addendum 2 of 10.12.99 shall fully apply to this Addendum No. 3 and shall remain in full force and effect.


2.  AMENDMENTS REGARDING THE DEVELOPMENT AGREEMENT


2.1 PRICES AND RAMP-UP

    [*]


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                   12/19/2000



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    An estimate of the transfer price will be calculated before each quarter
    ("Target Quarter") begins which would result in an estimated transfer price ("Estimated Price") that can be used throughout the Target Quarter.

     Purchase orders affecting product shipped within the Target Quarter will be reset at the start of the Target Quarter to the Estimated Price for each SKU [Stock Keeping Unit].

     The parties agree, that at the start of each Target Quarter, Agilent will provide a letter to New Focus which guarantees that under no circumstances will the "Final Price" fall below a certain price ("Guaranteed Price"). This price will be set by negotiation between New Focus and Agilent at the start of the quarter and will be set below the Estimated Price. The purpose of the Guaranteed Price and the letter from Agilent is to allow New Focus to recognise revenue at the Guaranteed Price. Detailed steps are explained in schedule 2 of this addendum.

     For the purposes of this agreement the two SM versions of the Happy Module will be treated as one SKU and the two PM versions will also be treated as one SKU. All pricing calculations will therefore assume the existence of only two SKUs: a SM SKU (in schedule 3 shown as Happy1 without PMF option) and a PM SKU (in schedule 3 shown as Happy1 incl. PMF option).



3.  REJECTED UNITS (RMA)

    Rejected units (RMA) will be credited at the original [*] price that existed when the rejected unit (RMA) has been delivered to Agilent. The tracking will be up to New Focus. Agilent has the right to audit the records of New Focus at any time.



4.  SCHEDULES TO THIS ADDENDUM

    The Schedules listed in the following shall form an integral part of this
    Addendum:

    Schedule 1 Open book details

    Schedule 2 Quarterly Process

    Schedule 3 Communication spreadsheet



5.  EFFECTIVITY AND CERTAIN PRE-EXISTING COST FACTORS

    This agreement will begin for the October/November/December 2000 quarter ("Q4'00"). Both parties will take the necessary steps to implement this agreement retroactive to the start of Q4'00.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.



                                   12/19/2000




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    At the end of Q3 of 2000, New Focus had an inventory of non-functioning modules and subassemblies that have been fully expensed from New Focus's books. In Q3 of 2000 New Focus began a program to recover good component parts from these modules and subassemblies Since the recovery of these components represents recovery of prior quarters' costs, New Focus will exclude the favorable impact of recovery from calculations of estimated and actual COGS during Q4 '00. The favorable impact of recovery operations occurring in Q1 of 2001 and beyond will be included in New Focus's calculations of COGS required to implement this Addendum.




             For AGILENT:                                        For New Focus:


Boblingen, 12/19/2000                              1/9, 2000


/s/ [Signature Illegible]                          /s/ PAUL SMITH
-------------------------                          -----------------------------
Name                                               Name

VP/General Manager                                 VP/General Manager
-------------------------                          -----------------------------
Area of activity/title                             Area of activity/title



                                   12/19/2000

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SCHEDULE 1: OPEN BOOK DETAILS

New Focus will submit an actual cost breakdown with the following details per quarter:

1.      BOM (Bill of Material) with the actual Material Cost.

2.      Direct Labour, Engineering and Procurement Cost for the last quarter.

3. Miscellaneous cost of the last quarter broken down in occupancy, depreciation and other.

Agilent will disclose their ASP for each quarter for the agreed products (SM SKU; PM SKU) to reflect the new estimated price.

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SCHEDULE 2:     QUARTERLY PROCESS

    [*]



[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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Schedule 3. Communication Spreadsheet

[*]


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.